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                                                                  EXHIBIT (d)(3)


                            CROSSROADS SYSTEMS, INC.
                         NOTICE OF GRANT OF STOCK OPTION


         Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Crossroads Systems, Inc. (the "Corporation"):

         Optionee:
                   ------------------------------------------------------------

         Grant Date:
                     ----------------------------------------------------------

         Vesting Commencement Date:
                                    -------------------------------------------

         Exercise Price:  $                                           per share
                           ------------------------------------------
         Number of Option Shares:                                        shares
                                  --------------------------------------

         Expiration Date:
                           ----------------------------------------------------

         Type of Option:                Incentive Stock Option
                                 ------

                                         Non-Statutory Stock Option
                                 ------

         Exercise Schedule: The Option shall be exercisable with respect to twenty five percent (25%) of the Option Shares on the Vesting Commencement Date and shall become exercisable with respect to the remaining Option Shares in thirty-six (36) equal monthly installments over the three (3) year period measured from the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

         Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Crossroads Systems, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and any Addenda to such Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

         No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.



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         Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

DATED:                              , 200
       -----------------------------     ---


                                             CROSSROADS SYSTEMS, INC.

                                             By:
                                                 ------------------------------
                                             Title:
                                                    ---------------------------


                                             ----------------------------------
                                             OPTIONEE

                                             Address:
                                                      -------------------------

                                             ----------------------------------






ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT AND ADDENDA




                                       2.

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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT